Exhibit 99.1

Dorman Products, Inc. Reports First Quarter 2024 Results
Highlights (All comparisons are to the prior year period unless otherwise noted):
•Net sales of $468.7 million, up 0.4% compared to $466.7 million
•Diluted earnings per share (“EPS”) of $1.05, up 483% compared to $0.18
•Adjusted diluted EPS* of $1.31, up 134% compared to $0.56
•Generated $52 million of cash from operating activities; repaid $15 million of debt and repurchased $27 million of its shares
•The Company confirms its full-year 2024 guidance

COLMAR, PA (May 7, 2024) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ: DORM), a leading supplier in the motor vehicle aftermarket industry, today announced its financial results for the first quarter ended March 30, 2024.

Kevin Olsen, Dorman’s President and Chief Executive Officer, stated, “We’re pleased with our first quarter results and the strong start to the year driven by the hard work and dedication of our Contributors. Our focus on delivering new and innovative products continues to be a winning formula for our customers and our shareholders. Through our strong financial results, we generated $52 million of cash from operating activities, a 98% improvement year-over-year, which we used to repay $15 million of debt and return $27 million to shareholders through the repurchase of our stock.

“Our results were in line with our expectations, as Light Duty industry fundamentals remained strong while the Heavy Duty and Specialty Vehicle industries experienced softness. I’m confident that our ongoing initiatives and our team of dedicated Contributors will enable us to navigate industry challenges and continue to drive success.”

First Quarter Financial Results
The Company reported first quarter 2024 net sales of $468.7 million, up slightly compared to net sales of $466.7 million in the first quarter of 2023.

Gross profit was $181.4 million in the first quarter of 2024, or 38.7% of net sales, compared to $144.5 million, or 31.0% of net sales, for the same quarter last year. Adjusted gross margin* was 38.7% in the first quarter of 2024 compared to 32.4% in the same quarter last year.

Selling, general and administrative (“SG&A”) expenses were $127.0 million, or 27.1% of net sales, in the first quarter of 2024 compared to $126.4 million, or 27.1% of net sales, for the same quarter last year. Adjusted SG&A expenses* were $116.5 million, or 24.9% of net sales, in the first quarter of 2024, compared to $117.4 million, or 25.2% of net sales, in the same quarter last year.

Diluted EPS was $1.05 in the first quarter of 2024, up 483% compared to diluted EPS of $0.18 in the same quarter last year. Adjusted diluted EPS* was $1.31 in the first quarter of 2024, up 134% compared to adjusted diluted EPS* of $0.56 in the same quarter last year.

Segment results were as follows:

	Net Sales			Segment Profit Margin
($ in millions)	Q1 2024	Q1 2023	Change	Q1 2024	Q1 2023	Change
Light Duty	$359.3	$348.1	3%	16.1%	6.2%	990 bps
Heavy Duty	$57.8	$67.6	-15%	0.0%	7.9%	-790 bps
Specialty Vehicle	$51.6	$51.0	1%	13.9%	13.9%	0 bps

2024 Guidance
The Company confirms its 2024 full-year guidance and expects net sales growth in the range of 3% to 5% over 2023, diluted EPS in the range of $4.71 to $5.01, and adjusted diluted EPS* in the range of $5.40 to $5.70. This guidance assumes a tax rate of 24%, includes the impact of a previously announced reduction in workforce, and excludes any potential impacts from future acquisitions and divestitures, supply chain disruptions, significant inflation and interest rate changes, and share repurchases.

Conference Call and Webcast
The Company will hold a conference call and webcast for investors on Tuesday, May 7, 2024 beginning at 8:00 a.m. Eastern time. The conference call can be accessed by telephone at (888) 440-4182 within the U.S. or +1 (646) 960-0653 outside the U.S. When prompted, enter the conference ID number 1698878. A live audio webcast along with the accompanying presentation materials can be accessed on the Company’s website at investors.dormanproducts.com under the subheading “Events.” A replay of the session will be available on the Investor section of the Company’s website after the call.

About Dorman Products
Dorman gives professionals, enthusiasts and owners greater freedom to fix motor vehicles. For over 100 years, we have been driving new solutions, releasing tens of thousands of aftermarket replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of products, covering cars, trucks and specialty vehicles, from chassis to body, from underhood to undercarriage, and from hardware to complex electronics.

*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures are included in the supplemental schedules attached.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “probably,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “views,” “estimates” and similar expressions are used to identify these forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve known and unknown risks, uncertainties and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; widespread public health pandemics; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our information security systems and defend against cyberattacks; our ability to protect our intellectual property and defend against any claims of infringement; and financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
David Hession, SVP and Chief Financial Officer
dhession@dormanproducts.com
(215) 997-1800

Visit our website at www.dormanproducts.com. The Investor Relations section of the website contains a significant amount of information about Dorman, including financial and other information for investors. Dorman encourages investors to visit its website periodically to view new and updated information.

DORMAN PRODUCTS, INC.
Consolidated Statements of Operations
(in thousands, except per-share amounts)

	Three Months Ended		Three Months Ended
(unaudited)	3/30/24	Pct.*	4/1/23	Pct. *
Net sales	$468,701	100.0	$466,738	100.0
Cost of goods sold	287,255	61.3	322,261	69.0
Gross profit	181,446	38.7	144,477	31.0
Selling, general and administrative expenses	127,008	27.1	126,363	27.1
Income from operations	54,438	11.6	18,114	3.9
Interest expense, net	10,605	2.3	11,953	2.6
Other expense (income), net	40	0.0	(357)	(0.1)
Income before income taxes	43,793	9.3	6,518	1.4
Provision for income taxes	10,965	2.3	835	0.2
Net income	$32,828	7.0	$5,683	1.2

Diluted earnings per share	$1.05		$0.18

Weighted average diluted shares outstanding	31,250		31,537
* Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC.
Consolidated Balance Sheets
(in thousands, except share data)

(unaudited)	3/30/24	12/31/23
Assets
Current assets:
Cash and cash equivalents	$34,433	$36,814
Accounts receivable, less allowance for doubtful accounts of $3,513 and $3,518	486,352	526,867
Inventories	619,972	637,375
Prepaids and other current assets	22,062	32,653
Total current assets	1,162,819	1,233,709
Property, plant and equipment, net	162,439	160,113
Operating lease right-of-use assets	105,714	103,476
Goodwill	443,296	443,889
Intangible assets, net	295,880	301,556
Other assets	49,989	49,664
Total assets	$2,220,137	$2,292,407
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$131,478	$176,664
Accrued compensation	18,206	23,971
Accrued customer rebates and returns	186,332	204,495
Revolving credit facility	81,160	92,760
Current portion of long-term debt	12,500	15,625
Other accrued liabilities	35,944	33,636
Total current liabilities	465,620	547,151
Long-term debt	467,338	467,239
Long-term operating lease liabilities	93,105	91,262
Other long-term liabilities	10,233	9,627
Deferred tax liabilities, net	9,346	8,925
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 31,011,870 and 31,299,770 shares issued and outstanding in 2024 and 2023, respectively	310	313
Additional paid-in capital	102,211	101,045
Retained earnings	1,075,663	1,069,435
Accumulated other comprehensive loss	(3,689)	(2,590)
Total shareholders’ equity	1,174,495	1,168,203
Total liabilities and shareholders' equity	$2,220,137	$2,292,407
Selected Cash Flow Information (unaudited):

	Three Months Ended
(in thousands)	3/30/24	4/1/23
Cash provided by operating activities	$51,980	$26,210
Depreciation, amortization and accretion	$13,851	$13,540
Capital expenditures	$10,755	$10,537

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Our financial results include certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.
Adjusted Net Income:

	Three Months Ended
(unaudited)	3/30/24*	4/1/23*
Net income (GAAP)	$32,828	$5,683
Pretax acquisition-related intangible assets amortization [1]	5,484	5,433
Pretax acquisition-related transaction and other costs [2]	483	8,549
Pretax executive transition services expense [3]	—	1,779
Pretax reduction in workforce costs [4]	4,568	—
Tax adjustment (related to above items) [5]	(2,517)	(3,878)
Adjusted net income (Non-GAAP)	$40,846	$17,566

Diluted earnings per share (GAAP)	$1.05	$0.18
Pretax acquisition-related intangible assets amortization [1]	0.18	0.17
Pretax acquisition-related transaction and other costs [2]	0.02	0.27
Pretax executive transition services expense [3]	—	0.06
Pretax reduction in workforce costs [4]	0.15	—
Tax adjustment (related to above items) [5]	(0.08)	(0.12)
Adjusted diluted earnings per share (Non-GAAP)	$1.31	$0.56

Weighted average diluted shares outstanding	31,250	31,537
* Amounts may not add due to rounding.
See accompanying notes at the end of this supplemental schedule.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Adjusted Gross Profit:

	Three Months Ended		Three Months Ended
(unaudited)	3/30/24	Pct.**	4/1/23	Pct.**
Gross profit (GAAP)	$181,446	38.7	$144,477	31.0
Pretax acquisition-related transaction and other costs [2]	8	0.0	6,829	1.5
Adjusted gross profit (Non-GAAP)	$181,454	38.7	$151,306	32.4

Net sales	$468,701		$466,738
Adjusted SG&A Expenses:

	Three Months Ended		Three Months Ended
(unaudited)	3/30/24	Pct.**	4/1/23	Pct.**
SG&A expenses (GAAP)	$127,008	27.1	$126,363	27.1
Pretax acquisition-related intangible assets amortization [1]	(5,484)	(1.2)	(5,433)	(1.2)
Pretax acquisition-related transaction and other costs [2]	(475)	(0.1)	(1,719)	(0.4)
Pretax executive transition services expense [3]	—	—	(1,779)	(0.4)
Pretax reduction in workforce costs [4]	(4,568)	(1.0)	—	—
Adjusted SG&A expenses (Non-GAAP)	$116,481	24.9	$117,432	25.2

Net sales	$468,701		$466,738

* *Percentage of sales. Data may not add due to rounding.
[1] – Pretax acquisition-related intangible asset amortization results from allocating the purchase price of acquisitions to the acquired tangible and intangible assets of the acquired business and recognizing the cost of the intangible asset over the period of benefit. Such costs were $5.5 million pretax (or $4.1 million after tax) during the three months ended March 30, 2024. Such costs were $5.4 million pretax (or $4.1 million after tax) during the three months ended April 1, 2023.
[2] – Pretax acquisition-related transaction and other costs include costs incurred to complete and integrate acquisitions, accretion on contingent consideration obligations, inventory fair value adjustments and facility consolidation and start-up expenses. During the three months ended March 30, 2024, we incurred charges included in cost of goods sold for integration costs of $0.0 million pretax (or $0.0 million after tax). During the three months ended March 30, 2024, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions of $0.5 million pretax (or $0.4 million after tax).
During the three months ended April 1, 2023, we incurred charges included in cost of goods sold for integration costs, other facility consolidation expenses and inventory fair value adjustments of $6.8 million pretax (or $5.1 million after tax). During the three months ended April 1, 2023, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions, accretion on contingent consideration obligations and facility consolidation and start-up expenses of $1.7 million pretax (or $1.3 million after tax).
[3] – Pretax executive transition service expenses represents an accrual for costs required to be paid under an agreement in connection with the planned transition of our Executive Chairman to Non-Executive Chairman, and other professional services rendered in connection with the execution of the agreement. The expense was $1.8 million pretax (or $1.3 million after tax) during the three months ended April 1, 2023.
[4] – Pretax reduction in workforce costs represents costs incurred in connection with our planned workforce reduction including severance and other payroll-related costs insurance continuation costs, modifications of share-based compensation awards, and other costs directly attributable to the action. The expense was $4.6 million pretax (or $3.5 million after tax) during the three months ended March 30, 2024.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
[5] – Tax adjustments represent the aggregate tax effect of all non-GAAP adjustments reflected in the table above and totaled $(2.5) million during the three months ended March 30, 2024, and $(3.9) million during the three months ended April 1, 2023. Such items are estimated by applying our statutory tax rate to the pretax amount, or an actual tax amount for discrete items.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

2024 Guidance:

The Company provided the following guidance ranges related to their fiscal 2024 outlook:

	Year Ending 12/31/2024
(unaudited)	Low End*	High End*
Diluted earnings per share (GAAP)	$4.71	$5.01
Pretax acquisition-related intangible assets amortization	0.70	0.70
Pretax acquisition transaction and other costs	0.05	0.05
Pretax reduction in workforce costs	0.12	0.12
Tax adjustment (related to above items)	(0.18)	(0.18)
Adjusted diluted earnings per share (Non-GAAP)	$5.40	$5.70

Weighted average diluted shares outstanding	31,500	31,500
*Data may not add due to rounding.